UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2015
KINGSWAY FINANCIAL SERVICES INC.
(Exact Name of Registrant as Specified in Its Charter)

Ontario, Canada (State or Other Jurisdiction of Incorporation)	001-15204 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

45 St. Clair Ave. West, Suite 400, Toronto, Ontario, Canada M4V 1K9
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 848-1171

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On April 1, 2015 (the “Closing Date”), Kingsway Financial Services Inc. (the “Company”), through its subsidiaries Kingsway America Inc. (“KAI”) and Mendota Insurance Company (“Mendota” and, together with KAI, the “Sellers”), completed the sale of Assigned Risk Solutions Ltd. (“ARS”) to National General Holdings Corp. (“NGHC”) pursuant to a Stock Purchase Agreement (the “Purchase Agreement”), dated April 1, 2015, by and between NGHC and Sellers. ARS is a managing general agent and third-party administrator with a primary focus on the assigned risk automobile market.

Pursuant to the Purchase Agreement, NGHC purchased all of the outstanding shares of capital stock of ARS for $47 million of cash, subject to adjustments for working capital, the collection of certain accounts receivable outstanding as of the Closing Date and certain other matters. In addition, Sellers are entitled to receive an earn-out payment with respect to the twelve-month period beginning on the Closing Date and each of the two succeeding twelve-month periods (each of such three twelve-month periods, an “Earnout Period”). The earnout payment for each Earnout Period will be equal to 1.25% of ARS’s total written premiums and fees for such Earnout Period (in each case, as more fully detailed in the Purchase Agreement).

The Purchase Agreement also contains certain restrictive covenants whereby Sellers and their affiliates (including the Company) are prohibited from (a) competing with the business of ARS, (b) soliciting employees of ARS and (c) intentionally interfering with ARS’s business relationships (including customers and servicing carriers), in each case during the three-year period immediately following the Closing Date.

The Purchase Agreement contains customary representations and warranties of NGHC, Sellers and ARS, including, among others, with respect to corporate organization, capitalization, corporate authority, financial statements and compliance with applicable laws. The representations and warranties of each party set forth in the Purchase Agreement were made solely for the benefit of the other parties to the Purchase Agreement, and investors are not third-party beneficiaries of the Purchase Agreement. In addition, such representations and warranties (a) are subject to materiality and other qualifications contained in the Purchase Agreement, which may differ from what may be viewed as material by investors, (b) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (c) may have been included in the Purchase Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding any of the parties or their respective businesses.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference.

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

Reference is made to the information set forth under Item 1.01 with respect to the sale of ARS pursuant to the Purchase Agreement, which is incorporated herein by reference. No material relationship exists between the Company or its affiliates, on the one hand, and NGHC or its affiliates, on the other hand, other than in respect of the Purchase Agreement.

ITEM 7.01 Regulation FD Disclosure.

On April 1, 2015, the Company issued a press release announcing the sale of ARS pursuant to the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information contained in this Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

The pro forma financial information required pursuant to Article 11 of Regulation S-X is filed as Exhibit 99.2.

(d) Exhibits.

Exhibit Number	Exhibits Description
2.1	Stock Purchase Agreement, dated April 1, 2015, by and between National General Holdings Corp., as Buyer, and Kingsway America Inc. and Mendota Insurance Company, as Sellers.
99.1	Press Release dated April 1, 2015.
99.2	Unaudited Pro Forma Financial Information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSWAY FINANCIAL SERVICES INC.

April 7, 2015	By:	/s/ Larry G. Swets, Jr.
Larry G. Swets, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibits Description
2.1	Stock Purchase Agreement, dated April 1, 2015, by and between National General Holdings Corp., as Buyer, and Kingsway America Inc. and Mendota Insurance Company, as Sellers.
99.1	Press Release dated April 1, 2015.
99.2	Unaudited Pro Forma Financial Information.